UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2013

HOMELAND ENERGY SOLUTIONS, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-53202	20-3919356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2779 Highway 24, Lawler, Iowa	52154
	(Address of principal executive offices)	(Zip Code)

(563) 238-5555
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 25, 2013, Homeland Energy Solutions, LLC (the "Company") executed Change in Control Agreements (the "Agreements") with three members of its senior management team, David Finke, Stan Wubbena and Kevin Howes. The Agreements provide for the payment of two years' salary and provision of other benefits to these members of the Company's senior management team in the event they are dismissed without cause after the Company experiences a material change in the Company's ownership or management as defined by the Agreements. The purpose of the Agreements is to provide an incentive for these members of our senior management team to maintain their employment with the Company and preserve management continuity in the event the Company experiences a change in control. If the Company does not experience a change in control or if these senior managers maintain their employment with the Company after a change in control, no payments will be made pursuant to the Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: February 27, 2013	/s/ Walter Wendland
Walter Wendland
Chief Executive Officer
(Principal Executive Officer